UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) January 18, 2016

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084          55-0717455

    (Commission File No.)     (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia 25728

(Address of Principal Executive Offices) (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events

On January 18, 2016, the Board of Directors of Champion Industries, Inc. (the “Company”) approved a 1-for-200 reverse stock split of the outstanding shares of its Class A Common Stock.  As part of the proposed transaction, authorized shares of Class B Common Stock, which are unissued, likewise would be subject to and adjusted for a 1-for-200 reverse stock split as well.

If the transaction is approved by the Company’s stockholders and implemented, the Company expects to have fewer than 300 stockholders of record of its outstanding common stock, in which event the Company intends to deregister its shares and cease to be a reporting company under the Securities and Exchange Act of 1934.

Pursuant to the proposed transaction, stockholders holding fewer than 200 shares of the Company’s Class A Common Stock immediately before the transaction would have such shares cancelled and converted into the right to receive from the Company a cash payment of thirty cents ($0.30) for each such share owned before the reverse stock split.  Stockholders holding 200 or more shares of the Company’s Class A Common Stock immediately before the reverse stock split will receive one share for each 200 common shares held and, as applicable, fractional shares based on the 1-for-200 reverse stock split ratio.  Cash consideration would only be paid to shareholders who, after the reverse stock split, hold less than one (1.0) whole share of the post-split Class A Common Stock.

If, after completion of the reverse stock split, the Company has fewer than 300 shareholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  If that occurs, the Company will be relieved of its requirements to file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q.  Though it will no longer be required to do so by the Exchange Act or SEC rules and regulations, following deregistration the Company plans to continue to provide stockholders with annual audited financial statements and quarterly unaudited financial statements and to solicit proxies in connection with its annual stockholder meeting.

Implementation of the reverse stock split is subject to stockholder approval of an amendment to the Company’s Articles of Incorporation.  Approval of the amendment would require the approval of a majority of the Company’s outstanding shares.  The Company expects the amendment will be presented to the stockholders for a vote on the amendment at the Company’s 2016 annual meeting of stockholders which will be held on March 21, 2016, and that if this amendment is approved, the reverse stock split and deregistration will be effective thereafter.  If for any reason, the amendment cannot be presented at the 2016 annual stockholders meeting, the Board will set a date and time for a special meeting of stockholders at which the amendment will be voted upon by stockholders.  Current directors and the Company’s current Chief Executive Officer/Chairman of the Board and its current Senior Vice President/Chief Financial Officer, and affiliates, owning approximately 56.6% of the Company’s outstanding Class A Common Stock, have indicated they support the proposed transaction and to the extent they own or control shares of Class A Common Stock are expected to support the proposed transaction and to vote in favor of the proposed amendment to the Company’s Articles of Incorporation when the amendment is presented to a vote of the Company’s stockholders.

The Company’s Board of Directors may abandon the proposed reverse stock split at any time prior to the completion of the proposed transaction if they believe that the proposed transaction is no longer in the best interests of the Company or its stockholders.

The Company currently has outstanding 11,299,528 shares of its Class A Common Stock, held by approximately 346 record holders. No Class B shares have been issued and thus no Class B shares are outstanding. The Company currently estimates that the proposed transaction would reduce the outstanding common shares by approximately 88,000 shares, or less than 1% (0.78%), through the cash-out of fractional share interests of less than one (1.0) whole post-split share and will reduce the number of record holders of Class A Common Stock below 300. Changes in share ownership prior to the time the transaction is to become effective, as well as the distribution of shares held in street name through brokers and other intermediaries and the extent to which beneficial owners of those shares participate in the transaction, will affect those estimates, perhaps materially.

2

If the proposed transaction is approved by the stockholders and implemented, the Company estimates that the cost savings resulting from no longer being an SEC-registered company will be approximately $220,000 per year.  Estimated transaction costs are expected to be approximately $111,400 including estimated total cash payment of approximately $26,400 to purchase fractional share interests of less than one (1.0) whole post-split share that will be cashed out.  The Company expects to pay such transaction costs and consideration for such fractional share interests from existing cash reserves.

The Board of Directors created a special committee of non-employee, independent directors to review a possible transaction and make recommendations to the Board as to whether to pursue a possible transaction and, if so, the proposed details of any recommended transaction.  The special committee reviewed various alternatives to the proposed transaction, and evaluated the advantages and disadvantages of doing a proposed reverse stock split and SEC deregistration.  The special committee also received and considered an independent valuation opinion of the Class A Common Stock from an independent investment banking firm, Chaffe & Associates, Inc. (“Chaffe”).  In Chaffe’s opinion, the fair market value of the Class A Common Stock, as of December 21, 2015, if sold in a controlling block of shares, was between seventeen cents ($0.17) per share and twenty-one cents ($0.21) per share.  The special committee also reviewed and considered the recent trading history and price history of the Company’s Class A Common Stock.  As of January 8, 2016, the prior 52-week volume-weighted average price (“VWAP”) of such shares had been twenty-four cents ($0.24) per share.  On January 13, 2016, the special committee made a recommendation to the Board of Directors of the Company that the Board approve and recommend to stockholders a 1-for-200 reverse stock split to be followed by SEC deregistration, and further recommended that fractional share interests of less than one (1.0) whole share of Class A Common Stock, after the split, be purchased and cashed out for a price of thirty cents ($0.30) per pre-split share.  It was the special committee’s opinion that this cash-out price, which represented a premium both to (a) the Chaffe valuation conclusions and (b) the VWAP per share as of January 8, 2016, was fair to the Company’s shareholders from a financial point of view.  The Board of Directors unanimously accepted the recommendations of the special committee, and approved the proposed transaction as recommended by the special committee, at the Board’s regular monthly meeting held on Monday, January 18, 2016.

This filing is only a brief description of a proposed transaction and is not a solicitation of a proxy or an offer to acquire any shares of common stock. The Company is preparing and plans to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when the documents are available because the documents will contain important information about the stockholders meeting (i.e., the meeting at which the amendment will be presented for a vote of shareholders thereon) and the proposed transaction, including information about the mechanics of the proposed transaction, persons soliciting proxies, their interests in the transaction, and related matters. Stockholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC’s web site at www.sec.gov. The Company will also mail a copy of the definitive proxy statement prior to the stockholders meeting to its stockholders entitled to vote at the annual meeting (or special meeting, as the case may be). The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders in favor of the proposed transaction. Information about the Company’s executive officers and directors and their ownership of the Company’s common stock will be set forth in the preliminary proxy statement. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed transaction by reading the proxy statement regarding the proposed transaction when it becomes available.

This filing includes “forward-looking” information statements, as defined in the Private Securities Litigation Reform Act of 1995, including various statements relating to the proposed transaction, the termination of registration of the Company’s common stock under the Securities Exchange Act of 1934, the estimates as to numbers of outstanding shares and stockholders of record after giving effect to the proposed transaction, estimated cost savings resulting from, and estimated costs and expenses of, the proposed transaction, and the anticipated date of the stockholders meeting to consider the proposed transaction (including without limitation the statements that the Company anticipates the related amendment to the Articles of Incorporation will be presented to stockholders and voted upon at the 2016 annual meeting of stockholders to be held on March 21, 2016). Actual results may differ from those provided in the forward-looking statements. The proposed transaction and subsequent termination of SEC registration are each subject to various conditions and may not occur. Even if these events do occur, the ultimate transaction costs may be higher than anticipated, and the Company may not realize the costs savings anticipated, as of the date of this filing.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CHAMPION INDUSTRIES, INC. (Registrant)
Date: January 20, 2016
/s/ Justin T. Evans Justin T. Evans, Senior Vice President and Chief Financial Officer

4